UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.    )

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☐	Soliciting Material Pursuant to §240.14a-12

UNITED SECURITY BANCSHARES, INC.

(Name of Registrant as Specified in its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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TO OUR SHAREHOLDERS:

We will hold the 2016 Annual Meeting of Shareholders of United Security Bancshares, Inc. (“USBI”) at 10:00 a.m., Central Time, on Wednesday, April 27, 2016, at the Thomasville Civic Center, 559 West Front Street, Thomasville, Alabama 36784.

We have enclosed a notice of the meeting, a proxy statement, a proxy card and the Annual Report to Shareholders for 2015 and hope that you will study the enclosed materials carefully and attend the meeting in person.

Whether or not you plan to attend the meeting, please complete, sign and date the enclosed proxy card and return it as promptly as possible. You may return the proxy card by mail in the accompanying envelope, or you may vote your shares via the Internet or by telephone. Please review the instructions on each of these options in the proxy statement and on your proxy card. You may revoke your proxy by voting in person at the meeting, by signing and delivering a later-dated proxy card, by giving written notice of revocation to the Secretary of USBI or by a later vote via the Internet or by telephone at any time before the proxy is voted.

Sincerely,

Andrew C. Bearden, Jr.

Chairperson of the Board

James F. House

President and Chief Executive Officer

March 23, 2016

UNITED SECURITY BANCSHARES, INC.

131 West Front Street

Post Office Box 249

Thomasville, Alabama 36784

(334) 636-5424

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

to be held on

April 27, 2016

TO THE SHAREHOLDERS OF UNITED SECURITY BANCSHARES, INC.:

United Security Bancshares, Inc. (“USBI”) will hold its 2016 Annual Meeting of Shareholders (the “Annual Meeting”) at the Thomasville Civic Center, 559 West Front Street, Thomasville, Alabama 36784, on Wednesday, April 27, 2016, at 10:00 a.m., Central Time, for the following purposes:

(1)	to elect fifteen (15) directors of USBI to serve for the ensuing year;

(2)	to ratify the appointment of Carr, Riggs & Ingram, LLC as independent registered public accountants for the year ending December 31, 2016;

(3)	to approve, on an advisory basis, USBI’s executive compensation; and

(4)	to transact such other business as may properly come before the Annual Meeting or any adjournments or postponements of such meeting.

The Board of Directors has fixed the close of business on March 8, 2016 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting.

A complete list of the shareholders of USBI will be available and open for examination by any shareholder of USBI during ordinary business hours beginning two business days after the mailing of this notice of the Annual Meeting.

All shareholders are cordially invited to attend the Annual Meeting. Information about the Annual Meeting, including directions to attend the Annual Meeting, can be found at the following website: www.edocumentview.com/USBI. Whether or not you plan to attend the Annual Meeting in person, you are requested to complete, sign and date the enclosed proxy card and send it promptly by mail in the envelope provided for this purpose, or vote your shares via the Internet or by telephone using the instructions provided in the proxy statement and on your proxy card. The proxy may be revoked by voting in person at the Annual Meeting, by signing and delivering a later-dated proxy card, by giving written notice of revocation to the Secretary of USBI or by a later vote via the Internet or by telephone at any time prior to the voting thereof.

By Order of the Board of Directors,

Beverly J. Dozier

Secretary

Thomasville, Alabama

March 23, 2016

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 27, 2016: USBI’S PROXY STATEMENT AND 2015 ANNUAL REPORT ARE AVAILABLE AT www.edocumentview.com/USBI.

PROXY STATEMENT

i

UNITED SECURITY BANCSHARES, INC.

131 West Front Street

Post Office Box 249

Thomasville, Alabama 36784

(334) 636-5424

PROXY STATEMENT

FOR THE

2016 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON APRIL 27, 2016

INTRODUCTION

This Proxy Statement is furnished on or about March 23, 2016 by United Security Bancshares, Inc. (“USBI”) to the holders of common stock of USBI in connection with the 2016 Annual Meeting of Shareholders, and any adjournments or postponements thereof, to be held on Wednesday, April 27, 2016, at 10:00 a.m., Central Time, at the Thomasville Civic Center, 559 West Front Street, Thomasville, Alabama 36784 (the “Annual Meeting”). The matters to be considered and acted upon are:

(1)	the election of fifteen (15) directors of USBI;

(2)	the ratification of the appointment of Carr, Riggs & Ingram, LLC as independent registered public accountants for the year ending December 31, 2016;

(3)	the advisory approval of USBI’s executive compensation; and

(4)	the transaction of such other business as may properly come before the Annual Meeting.

The Board of Directors of USBI is soliciting the proxy, which is revocable at any time before it is voted. You may revoke the proxy by voting in person at the Annual Meeting, by signing and delivering a later-dated proxy card, by giving written notice of revocation to the Secretary of USBI or by a later vote via the Internet or by telephone. We must, however, actually receive the written notice, later-dated proxy card or later Internet or telephone vote before the vote of the shareholders. We will vote all properly executed proxies delivered pursuant to this solicitation at the Annual Meeting and in accordance with instructions given, if any. If no instructions are given, we will vote the proxies as recommended by the Board – FOR Proposals 1, 2 and 3 – and in accordance with the instructions of management as to any other matters that may come before the Annual Meeting.

To vote by proxy, you must do one of the following:

•

Vote via the Internet. You may vote your shares via the Internet at any time prior to 3:00 a.m., Central Time, on April 27, 2016 by following the instructions on your proxy card. The website address for Internet voting is indicated on your proxy card. Internet voting is available 24 hours a day.

•

Vote by Telephone. You may vote your shares by telephone by calling the toll-free number listed on your proxy card on a touch-tone telephone at any time prior to 3:00 a.m., Central Time, on April 27, 2016. Easy-to-follow voice prompts enable you to vote your shares and confirm that your instructions have been properly recorded. Telephone voting is available 24 hours a day.

•

Vote by Mail. If you choose to vote by mail, please complete, sign, date and return your proxy card in the accompanying envelope. Please promptly mail your proxy card to ensure that it is received prior to the Annual Meeting.

NOTE: If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name,” and these proxy materials are being forwarded to you by your broker, bank or other nominee who is considered the shareholder of record with respect to those shares. You must follow the instructions for voting your shares that you receive from your broker, bank or other nominee. Please refer to the section entitled “Voting Shares Held in ‘Street Name’” for more information about how to vote your shares.

USBI will pay the cost of soliciting proxies. In addition to soliciting proxies by mail, we may solicit proxies by personal interview, telephone, facsimile and electronic communication. Banks, brokers or other nominees will forward the proxy materials to their principals or beneficial owners and obtain authorization for the execution of proxies. USBI will, upon request, reimburse banks, brokers and other nominees for their reasonable expenses in forwarding proxy materials to their principals or beneficial owners.

Shareholders Eligible to Vote

We are sending this Proxy Statement to shareholders of record as of the close of business on March 8, 2016. Only shareholders as of this date are eligible to vote at the Annual Meeting. At the close of business on March 8, 2016, there were 6,043,292 shares of common stock of USBI, par value $0.01 per share, outstanding and eligible to receive notice of and to vote at the Annual Meeting. Each shareholder is entitled to one vote in person or by proxy for each share of common stock held on all matters properly to come before the Annual Meeting.

Information About a Quorum

At the Annual Meeting, the presence of a majority of the outstanding shares of USBI’s common stock entitled to vote, represented in person or by proxy, shall constitute a quorum for the transaction of business. If a quorum is not present, or if the Chairperson of the Annual Meeting decides that more time is necessary for the solicitation of proxies, the Chairperson may adjourn the Annual Meeting, with or without a shareholder vote. Alternatively, if there is a shareholder vote to adjourn the Annual Meeting based on the absence of a quorum, the named proxies will vote all shares of common stock for which they have voting authority in favor of the adjournment.

Vote Required to Approve Proposals

Assuming the presence of a quorum, the directors of USBI will be elected by a plurality of the shares cast at the Annual Meeting – in other words, the director-nominees receiving the most votes will be elected (Proposal 1). The ratification of the appointment of Carr, Riggs & Ingram, LLC as independent registered public accountants for the year ending December 31, 2016 (Proposal 2) will require the affirmative vote of a majority of the shares represented at the Annual Meeting in person or by proxy and entitled to vote on the matter. Proposal 3 calls for the advisory approval of USBI’s executive compensation and will require for adoption the affirmative vote of a majority of the shares represented at the Annual Meeting in person or by proxy and entitled to vote on the matter.

Following the Annual Meeting, we will file a Current Report on Form 8-K with the Securities and Exchange Commission to disclose the results of voting on each proposal, as required by applicable rules.

Abstentions

A shareholder may abstain from voting or withhold his or her vote, as applicable (collectively, “abstentions”), with respect to each item submitted for shareholder approval, including the election of directors. Abstentions will be counted as present for purposes of determining the existence of a quorum but will be counted as not voting on any proposal brought before the Annual Meeting. Since the election of directors (Proposal 1) is determined by the votes cast at the Annual Meeting, abstentions will not affect the outcome of this matter. An abstention as to the ratification of the appointment of Carr, Riggs & Ingram, LLC as independent registered public accountants for the year ending December 31, 2016 (Proposal 2) and the advisory approval of USBI’s executive compensation (Proposal 3) will have the same effect as voting against these proposals, given that the outcome of each proposal is determined by the shares represented at the Annual Meeting and entitled to vote on the matter.

Voting Shares Held in “Street Name”

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name,” and these proxy materials are being forwarded to you by your broker, bank or other nominee who is considered the shareholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote, and you are also invited to attend the Annual Meeting. Your broker, bank or other nominee has enclosed a voting instruction card for you to use in directing the broker, bank or other nominee regarding how to vote your shares. If you hold your shares in “street name,” it is critical that you return the voting instruction card as directed by your broker, bank or other nominee if you want your votes to count in the election of directors (Proposal 1) and with respect to the advisory approval of USBI’s executive compensation (Proposal 3).

In the past, if you held your shares in “street name,” and you did not indicate how you wanted your shares to be voted in the election of directors (Proposal 1), your broker, bank or other nominee was allowed to vote those shares on your behalf in the election of directors as they felt appropriate. Certain regulatory changes have taken away the ability of your broker, bank or other nominee to vote your uninstructed shares in the election of directors on a discretionary basis. Similarly, if you do not direct your broker, bank or other nominee as to how to vote with respect to the advisory approval of USBI’s executive compensation (Proposal 3), your broker, bank or other nominee may not vote on these matters. Therefore, if you hold your shares in “street name” and do not instruct your bank, broker or other nominee on how to vote in the election of directors or with respect to the advisory approval of executive compensation, your shares will not be voted for any director-nominee, the executive compensation matter or on any other proposal with respect to which your broker, bank or other nominee does not have discretionary authority (resulting in a “broker non-vote”).

Broker non-votes are counted for general quorum purposes but are not deemed to be present with respect to any matter for which a broker does not have discretionary authority to vote. Broker non-votes will not be counted for purposes of the election of directors (Proposal 1) but will have no effect on the outcome of the election of directors based on the plurality voting standard. Broker non-votes will not be taken into account with respect to the advisory approval of executive compensation (Proposal 3). Your bank, broker or other nominee will continue to have discretion to vote any uninstructed shares on the ratification of the appointment of Carr, Riggs & Ingram, LLC as independent registered public accountants for the year ended December 31, 2016 (Proposal 2); therefore, there should be no broker non-votes with respect to this item.

PROPOSAL 1

ELECTION OF DIRECTORS

USBI’s Bylaws provide that the Board of Directors shall consist of not less than three (3) and not more than twenty-five (25) directors, and, if a number is not fixed by the Board of Directors, the Bylaws state that there shall be sixteen (16) directors. There are currently fifteen (15) directors serving on the Board, and, at a meeting on February 24, 2016, the Board of Directors voted to maintain the current size of the Board following the Annual Meeting. The Nominating, Executive and Corporate Governance Committee and the current Board of Directors believe that a Board of Directors of fifteen (15) persons is practical and efficient at this point in time.

Based on the nominations of the Nominating, Executive and Corporate Governance Committee, the Board of Directors recommends that the shareholders elect the fifteen (15) director-nominees named below to hold office until the 2017 Annual Meeting of Shareholders of USBI or until their successors are elected and qualified. All of the nominees currently serve as directors. Unless “Withhold” is noted as to all or some of the nominees, proxies will be voted at the Annual Meeting FOR the election of the fifteen (15) nominees to the Board of Directors. Shareholders may not vote for a greater number of persons than the number of nominees named. THE BOARD RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF THE FIFTEEN (15) NOMINEES.

While we know of no reason why any nominee would be unable to serve as a director, if, before the voting at the Annual Meeting, any person nominated to be elected as a director is unable to serve, the shares that would otherwise be voted for that person may be voted for the election of a substitute person recommended by the Board of Directors.

The following provides certain biographical information about the individuals who have been nominated for election as directors of USBI. Each of the nominees currently serves as a director of USBI. The biographical information for each of the nominees below contains a description of the individual’s service as a director, business experience, director positions held currently or at any time during the last five years, if applicable, information regarding involvement in certain legal or administrative proceedings, if applicable, and the experiences, qualifications, attributes and skills that caused the Board of Directors to determine that the individual should serve as a director. The stock ownership with respect to each nominee is set forth in the table entitled “Security Ownership of Certain Beneficial Owners and Management” that appears in this Proxy Statement.

Subsequent to the Annual Meeting, USBI, as the sole shareholder of First US Bank, USBI’s banking subsidiary (the “Bank”), intends to re-elect all of the newly elected directors of USBI as directors of the Bank.

Information regarding the executive officers of USBI who are not directors is also provided below.

Information About Director-Nominees

Andrew C. Bearden, Jr. Director since 2009 Age 69

Mr. Bearden is a Certified Public Accountant and works as a management consultant through his company, BEACO Consulting LLC, in Thomasville, Alabama. Mr. Bearden served Peoples BancTrust Co., Inc. in Selma, Alabama as Chief Financial Officer, Executive Vice President from January 1997 until January 2007 and as Chief Operating Officer, Executive Vice President from January 2007 until October 2007. Mr. Bearden also served as an officer of BankTrust in Mobile, Alabama in the role of Chief Operating Officer, Executive Vice President from October 2007 until February 2009.

Mr. Bearden’s extensive prior experience in the banking industry, specifically his experience and leadership roles with two public companies, as well as his accounting background and current consulting practice, give him a wide range of accounting, financial, capital markets, risk assessment and other executive management experience and skills, all of which provide valuable insight and expertise to the Board of Directors.

Linda H. Breedlove Director since 1997 Age 72

Ms. Breedlove serves as a part-time writer for The South Alabamian, Inc., a newspaper publishing company. She also performs certain bookkeeping functions for The Thomasville Times. She served as Co-Publisher/Editor of The South Alabamian for 29 years until January 2003. Ms. Breedlove was employed with Breedlove Office Supply and Printing from January 2003 until April 2004.

The Board of Directors believes that Ms. Breedlove’s business and management experience gained from her long career in newspaper publishing, as well as her local community and civic leadership roles and involvement and knowledge of the local market, make her a valuable contributor to the Board of Directors.

Robert Stephen Briggs Director since 2014 Age 66

Mr. Briggs has more than 40 years of experience in the insurance industry, serving as a field agent, general manager and company executive. In 2008, after his retirement from Protective Life Corporation as an Executive Vice President, Mr. Briggs founded Petra Life Services, Inc., which provides insurance, financial and investment consulting services, and he currently serves as its President and Chief Executive Officer. He is also a member of the board of directors of American United Mutual Insurance Holding Company, currently serving as lead independent director and as a member of the Executive Committee and the Compensation Committee, and previously serving as chair of the Governance and Nominating Committee.

The Board of Directors believes that Mr. Briggs’ leadership experience and knowledge of financial services resulting from his career in the insurance industry enable him to provide valuable insight to the Board of Directors.

Sheri S. Cook Director since 2014 Age 48

Ms. Cook currently serves as Senior Vice President of Human Resources for Altec, Inc., an equipment and service provider based in Birmingham, Alabama. From April 2008 to July 2013, she served as Altec’s Director of Corporate Finance. Previously, Ms. Cook worked in the corporate finance, internal audit and investor relations departments of Protective Life Corporation, and also worked for Kinetic Partners, LLC and Sonat, Inc.

The Board of Directors believes that Ms. Cook’s management experience and practical knowledge gained through her employment in several finance-related roles at companies in various industries allow her to provide valuable insight and expertise to the Board of Directors.

Gerald P. Corgill Director since 1985 Age 74

Mr. Corgill has served as President of Dozier Hardware Company, Inc., a hardware and building supply company, including a gift shop, in Thomasville, Alabama since 1982.

The Board of Directors believes that Mr. Corgill’s skills and business experience, as well as the various operational and leadership roles in which he has served his business, provide him with a wide range of knowledge on topics important to business, which contributes greatly to the composition of the Board of Directors.

John C. Gordon Director since 1997 Age 58

Mr. Gordon has been self-employed, performing forestry, timberland and investment services for Forest Services, Inc. (land management) since 1994 and for SS&J Land Co., Inc. since 1998. Mr. Gordon serves as president of both entities.

Mr. Gordon’s business management, investment and risk assessment skills obtained from his leadership of these companies and his experience in the forestry business are all valuable to the Board of Directors.

William G. Harrison Director since 1976 Age 69

Mr. Harrison served as Timber Settlements and Records Manager for Linden Lumber Company (sawmill) from 1999 until his retirement in 2008. For approximately 20 years prior to his position at Linden Lumber Company, Mr. Harrison was the Chief Executive Officer and sole owner of Bedsole Dry Goods, a retail chain consisting of department stores and variety stores.

The Board of Directors believes that Mr. Harrison’s extensive business experience, specifically his understanding of accounts management and credit and collection risk, contributes greatly to the composition of the Board of Directors.

James F. House Director since 2011 Age 63

Mr. House became a director of USBI pursuant to an employment agreement among USBI, the Bank and Mr. House dated November 7, 2011, and Mr. House has served as President and Chief Executive Officer of USBI and the Bank since that date. Mr. House has extensive experience in the banking industry. From May 2009 until November 2011, he served as Florida Division President of BankTrust. From 2005 until 2009, Mr. House was a business consultant focusing on management, investments and commercial and consumer lending issues. Prior to that, he held numerous executive and senior management positions with SouthTrust Bank, including Executive Vice President, General Bank Commercial (2003-2004); Chief Executive Officer, Urban West Region (2002-2003); Chief Executive Officer, North Alabama/Tennessee Region (2000-2001); Chief Executive Officer, Birmingham Market Bank (1999-2003); and Chairman and Chief Executive Officer, SouthTrust Bank of Dothan, N.A. (1994-1998).

The Board of Directors believes that, from these years of experience in a number of positions and areas in banking and his senior executive level services to USBI and the Bank, Mr. House has gained an intimate knowledge of the banking industry and, more specifically, the business and operations of USBI and the Bank, which provides valuable insight to the Board of Directors.

J. Lee McPhearson Director since 2009 Age 62

Mr. McPhearson is an attorney, currently practicing in Butler, Alabama. Mr. McPhearson also serves as County Attorney for Choctaw County, Alabama. From 1995 until 2002, Mr. McPhearson served as Circuit Judge for the First Judicial Circuit of the State of Alabama and previously served from 1981 until 1987 as District Attorney for the First Judicial Circuit. Mr. McPhearson is currently actively involved in timber and real estate enterprises.

Mr. McPhearson’s experience as a legal practitioner, which involves some representation and advising of business entities, as well as his knowledge and understanding of the communities served by USBI and the Bank gained through his time on the bench, contribute greatly to the Board of Directors. Additionally, Mr. McPhearson’s experience in the timber and real estate industries provides valuable insight to the Board of Directors regarding land and timber valuations and market conditions, which are important to the business of USBI and the Bank.

Jack W. Meigs Director since 1997 Age 58

Mr. Meigs has served as Circuit Judge for the Fourth Judicial Circuit of the State of Alabama since 1991.

The Board of Directors believes that Mr. Meigs’ extensive legal experience in the local area, both as a practitioner and as a judge, provides him with a wide range of management skills and knowledge on topics important to businesses, which contributes greatly to the composition of the Board of Directors.

Aubrey S. Miller Director since 2014 Age 63

Mr. Miller currently serves as President of the Shelby County, Alabama Board of Education, a position to which he was elected in 2009, and also serves as senior pastor of the Faith Church at Oxmoor Valley in Birmingham, Alabama. Previously, Mr. Miller served as Executive Director of the Juvenile Diabetes Research Foundation in Birmingham, Alabama until his retirement in July 2015. He also served as President and Chief Development Officer of the Baptist Health Foundation in Birmingham from 2005 to 2008.

The Board of Directors believes that Mr. Miller’s extensive experience in leading multiple organizations and in effectively creating and implementing budgets and strategic plans allow him to provide valuable insight and advice to the Board of Directors.

Donna D. Smith Director since 2014 Age 67

Ms. Smith served as the Vice President of Human Resources and Ethics for Alabama Power Company from 2010 until her retirement in February 2014 and as Human Resources Director of Alabama Power Company and Southern Company Generation for several years prior to that. She also served on the board of directors of the Alabama Power Company Foundation and remains active in leadership positions with several philanthropic organizations and boards.

The Board of Directors believes that Ms. Smith brings a valuable perspective to the Board of Directors as a result of her extensive experience in a highly regulated industry, deep and broad business experience as an executive at one of the largest employers in the state of Alabama and strong history of community involvement.

A. J. Strickland, III Director since 2013 Age 74

Dr. Strickland is the John R. Miller Professor of Strategic Management in the Graduate School of Business at the University of Alabama, a position he has held since 1969. Dr. Strickland is a director of American Equity Investment Life Holding Company, which has a class of securities registered under, and is subject to the periodic reporting requirements of, the Exchange Act, as well as Twenty Services, Inc., and he is a former director of Statesman Group, Inc. Dr. Strickland is also the co-author of many strategic management books and texts used at universities worldwide. In addition, he conducts frequent industry and competitive analyses of domestic and international firms.

The Board of Directors believes that Dr. Strickland’s extensive knowledge of strategic management and the finance industry arising from his academic and practical experience enable him to provide valuable insight to the Board of Directors.

Howard M. Whitted Director since 1985 Age 71

Mr. Whitted was a forester for Weyerhaeuser Company, a forest products and container board manufacturer, from 1968 until his retirement in 2006. Mr. Whitted is currently a forester and manager for Whitted Family Holdings.

The Board of Directors believes that Mr. Whitted’s general business experience and, specifically, his experience in the real estate and forestry industry provide valuable insight to the Board of Directors regarding land and timber valuations and market conditions, which are important to the business of USBI and the Bank.

Bruce N. Wilson Director since 1997 Age 61

Mr. Wilson is a senior partner in the law firm of Wilson & Drinkard, where he has worked since 1993.

Through his law practice, Mr. Wilson has represented and continues to represent business and corporate clients throughout all phases of their operations. He counsels clients on various real estate, industrial and economic development, and budgetary and auditing issues. The Board of Directors believes that Mr. Wilson’s experience and understanding of these issues enable him to provide valuable insight to the Board of Directors.

Information About Executive Officers Who Are Not Also Directors

Thomas S. Elley Age 44

Mr. Elley has served as the Vice President, Chief Financial Officer, Principal Accounting Officer, Treasurer and Assistant Secretary of USBI and the Executive Vice President, Chief Financial Officer, Treasurer and Assistant Secretary of the Bank since October 2013. Prior to his employment with USBI and the Bank, Mr. Elley served as the Vice President, Accounting Policy Manager and Line of Business Controller at Regions Financial Corporation in Birmingham, Alabama. From January 2000 to August 2010 and from April 2011 to May 2013, Mr. Elley served in various roles in the audit practice at Deloitte & Touche LLP, including Senior Manager, where he focused on Securities and Exchange Commission reporting, regulatory accounting and internal control audits under the Sarbanes-Oxley Act of 2002. From August 2010 to March 2011, Mr. Elley held the position of Impaired Loan Accounting Specialist with Iberiabank Corporation in Birmingham, Alabama. Mr. Elley also has prior experience as a compliance officer and loan analyst for financial institutions and is a Certified Public Accountant.

William C. Mitchell Age 50

Mr. Mitchell has served as President and Chief Executive Officer of the Bank’s subsidiary, Acceptance Loan Company, Inc., since February 2008 and, prior to that, as Interim President and Chief Executive Officer beginning in November 2007. Mr. Mitchell has worked for Acceptance Loan Company, Inc. since May 1997.

Anthony G. Cashio Age 66

Mr. Cashio joined the Bank in October 2012 and currently serves as Executive Vice President, Credit Division, and Chief Credit Officer. Prior to his employment with the Bank, Mr. Cashio served as Executive Vice President and Chief Credit Officer of Gulf South Private Bank in Destin, Florida from December 2011 until October 2012; Regional Credit Officer and Senior Vice President of Cadence Bank from December 2006 until November 2011; and Senior Vice President and Risk Manager of Wachovia Bank from November 2004 until December 2006. Prior to November 2004, Mr. Cashio held a number of positions with SouthTrust Bank over a twenty-year period.

Beverly J. Dozier Age 51

Ms. Dozier currently serves as Vice President, Secretary and Assistant Treasurer of USBI and Senior Vice President, Executive Administration, of the Bank. Ms. Dozier has served the Bank in numerous capacities since 1984, including working as a loan officer and mortgage originator.

CORPORATE GOVERNANCE

USBI is committed to having sound corporate governance principles. Operating in accordance with such principles is essential to running USBI’s business effectively and to maintaining USBI’s integrity in the marketplace. USBI’s Board has adopted a Code of Business Conduct and Ethics that sets forth basic principles to guide USBI’s and the Bank’s employees, including the Chief Executive Officer, the Chief Financial Officer and other senior executive officers, in their conduct and compliance with applicable laws and governance principles. A copy of the United Security Bancshares, Inc. Code of Business Conduct and Ethics is filed as Exhibit 14 to our Annual Report on Form 10-K for the year ended December 31, 2003. USBI will furnish any person without charge, upon written request, a copy of the United Security Bancshares, Inc. Code of Business Conduct and Ethics.

The following is a summary of USBI’s Board independence standards, the Board and committee structure, the director nomination process and the procedures for shareholders to follow to communicate with the Board of Directors.

Director Independence

The Nasdaq Stock Market, LLC, the exchange on which USBI’s common stock is listed (“Nasdaq”), requires that a majority of USBI’s Board members be “independent.” Accordingly, because the Board of Directors currently has fifteen (15) members, at least eight (8) of the directors must be independent. In accordance with Nasdaq’s listing rules, a director is not considered to be independent unless the Board determines that the director has no relationship with USBI or its subsidiaries (either directly or as a partner, shareholder or officer of an organization that has a relationship with USBI or any of its subsidiaries) that would interfere with the exercise of the director’s independent judgment in carrying out the responsibilities of a director. Members of the Audit Committee, Compensation Committee and Nominating, Executive and Corporate Governance Committee also must meet the independence tests in the applicable Nasdaq listing rules and the federal securities laws.

The Board has determined that none of the directors standing for re-election, with the exception of Mr. House, has any material relationship with USBI or any of its subsidiaries (either directly or as a partner, shareholder or officer of an organization that has a relationship with USBI or any of its subsidiaries) that would interfere with the exercise of independent judgment in carrying out his or her responsibilities. In making this determination, the Board considered transactions and relationships between each director or his or her immediate family and USBI and its subsidiaries. The purpose of this review was to determine whether any such transactions or relationships were material and possibly inconsistent with a determination that the director was independent. Mr. House is not independent because of his employment as the President and Chief Executive Officer of USBI and the Bank.

While conducting its review of director independence, the Board of Directors specifically considered the relationship between USBI and Wilson & Drinkard, of which Mr. Wilson is a senior partner. Wilson & Drinkard is a law firm that has provided legal services to USBI and its subsidiaries in the past. USBI’s fee arrangement with Wilson & Drinkard is negotiated on the same basis and is subject to the same terms and conditions as arrangements with other outside legal counsel for similar types of legal work. During 2015, USBI did not pay any legal fees to Wilson & Drinkard. Based on this review, the Board concluded that USBI’s relationship with Wilson & Drinkard does not interfere with Mr. Wilson’s exercise of independent judgment in carrying out the responsibilities of a director.

Company Leadership Structure

The business of USBI is managed under the direction of the Board of Directors, which is elected by our shareholders. The basic responsibility of the Board is to lead USBI by exercising its business judgment to act in what each director reasonably believes to be the best interests of USBI and its shareholders. Leadership is important to the effective operation of the Board for the benefit of USBI. The role of the Chairperson includes providing continuous feedback on the direction, performance and strategy of USBI, presiding over meetings of the Board, setting the Board’s agenda with management and leading the Board in anticipating and responding to risks faced by USBI.

The roles of Chief Executive Officer and Chairperson of the Board have been separated since USBI became a publicly traded company. While the Board believes that the Chief Executive Officer should be a member of the Board, the Board considers it to be advantageous to independence, oversight and objectivity to have a separate, independent board member to serve as Chairperson. The Board may reconsider this leadership structure from time to time based on then-current considerations.

Risk Oversight

General oversight of USBI’s risk management process is the responsibility of the Audit Committee of the Board of Directors.

USBI is exposed to a number of risks and regularly undertakes a review to identify and evaluate these risks and develop plans to manage them effectively. While the Chief Executive Officer has overall responsibility for risk assessment, management and prioritization, the Board has an active role in the risk oversight process.

The Board regularly reviews information regarding USBI’s financial, credit, liquidity, operational, legal, regulatory, compliance, reputational and strategic risks based on reports from management, including the Chief Executive Officer and the Chief Financial Officer. Although the full Board is ultimately involved in the risk oversight process, information regarding certain risks is reviewed first by the committees of the Board when a particular risk falls within the purview of a particular committee. For example, the Compensation Committee of the Board oversees the management of risks relating to USBI’s compensation policies and practices, including executive compensation. The Nominating, Executive and Corporate Governance Committee oversees risks associated with the independence of the members of the Board and potential conflicts of interest. The Audit Committee oversees the management of financial risks (including risks required to be monitored under the Sarbanes-Oxley Act). The conclusions of each Board committee are brought to the attention of all Board members at the regularly scheduled meetings of the Board. This enables the Board and its committees to coordinate with respect to the risk oversight role.

Board Structure and Committees

The Board of Directors of USBI conducts its business through meetings of the Board and Board committees. Further, executive sessions of the independent directors of the Board are to be held at least two times a year and otherwise as needed. These sessions are chaired by the Chairperson of the Board or another independent director selected by a majority of the independent directors.

During 2015, the Board of Directors of USBI met 12 times in regularly scheduled meetings and held one special meeting. All of the incumbent directors attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings held by all committees of the Board of Directors on which he or she served during the year.

Directors are encouraged but not required to attend the Annual Meeting of Shareholders each year. All of the then-current directors, except for Linda H. Breedlove and A. J. Strickland, III, attended USBI’s 2015 Annual Meeting of Shareholders held on April 24, 2015.

Audit Committee

The Audit Committee assists the Board with its oversight responsibilities with respect to the financial reports and other financial information provided by USBI to its shareholders and others, USBI’s financial policies and procedures and disclosure controls and procedures, USBI’s system of internal controls and USBI’s auditing, accounting and financial reporting processes. The Audit Committee operates under a written charter, a copy of which is posted on the Bank’s website at http://www.firstusbank.com under the tabs “About Us” – “Investor Relations” – “USBI Policies.” The Audit Committee is required on an annual basis to review and reassess the adequacy of its charter and recommend any changes to the full Board. Any revisions to the charter are to be made by the full Board. The Audit Committee last reviewed and assessed the adequacy of its charter on March 9, 2016. The Audit Committee met nine times during 2015. The Audit Committee Report appears later in this Proxy Statement.

Certain Nasdaq listing rules and the federal securities laws require that at least one member of the Audit Committee must have an understanding of generally accepted accounting principles and financial statements, the ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves, experience preparing, auditing, analyzing or evaluating financial statements, or experience actively supervising one or more persons engaged in such activities, an understanding of internal control over financial reporting and an understanding of audit committee functions. The Board has determined that Andrew C. Bearden, Jr., Robert Stephen Briggs and A. J. Strickland, III each has the requisite attributes of an “audit committee financial expert.” Mr. Bearden acquired such attributes through his experience as a certified public accountant and through his supervision as chief financial officer of the financial reporting and compliance of a publicly traded financial institution. Mr. Briggs acquired such attributes through his experience overseeing the financial performance of a major division of a national life insurance company and through his service on other boards of directors of companies in the financial services industry, including audit committee service. Dr. Strickland acquired such attributes through his many years of service as a business school professor and his service on the boards of directors of other public companies, including audit committee service.

The members of the Audit Committee are A. J. Strickland, III (Chairperson), Andrew C. Bearden, Jr., Robert Stephen Briggs, Gerald P. Corgill, William G. Harrison, J. Lee McPhearson, Jack W. Meigs and Donna D. Smith. The Board has carefully evaluated the backgrounds of the members of the Audit Committee and determined that such members qualify as “independent,” as defined in the applicable Nasdaq listing rules and as defined in the committee’s charter.

Compensation Committee

The Compensation Committee assists the Board in overseeing and determining executive compensation. Among other responsibilities, the Compensation Committee reviews, recommends and approves salaries and other compensation of USBI’s and the Bank’s executive officers and administers USBI’s equity compensation plans that may be in place from time to time. The Chief Executive Officer assists the Compensation Committee with determining the amount of compensation to be paid to the other executive officers but does not play a role in the final determination or approval of his own compensation. The Compensation Committee operates under a written charter, a copy of which is posted on the Bank’s website at http://www.firstusbank.com under the tabs “About Us” – “Investor Relations” – “USBI Policies.” The Compensation Committee is required on an annual basis to review and reassess the adequacy of its charter and recommend any changes to the full Board. Any revisions to the charter are to be made by the full Board. The Compensation Committee last reviewed and assessed the adequacy of its charter on March 9, 2016. The Compensation Committee met three times in 2015. The Compensation Committee Report appears later in this Proxy Statement.

The scope of the Compensation Committee’s authority is limited to the responsibilities that are set forth in its charter. In fulfilling its responsibilities, the Compensation Committee may delegate its authority to subcommittees to the extent permitted by applicable law. The charter further provides the Compensation

Committee with the authority to engage independent consultants and legal advisers when determined to be necessary or appropriate in fulfilling its responsibilities. The Compensation Committee has sole authority to retain and terminate any such consultant or legal adviser, including sole authority to approve the fees and other retention terms.

The Compensation Committee has reviewed USBI’s compensation programs, plans and practices for all of its employees as they relate to risk management and risk-taking initiatives to ascertain if they serve to encourage or incentivize risks that are “reasonably likely to have a material adverse effect” on USBI. As a result of this process, the Compensation Committee concluded and informed the Board that, based on USBI’s current compensation programs, plans and practices, there are no such risks.

The members of the Compensation Committee are J. Lee McPhearson, Chairperson, Andrew C. Bearden, Jr., Sheri S. Cook, Gerald P. Corgill, John C. Gordon, Donna D. Smith and A. J. Strickland, III. The Board has carefully evaluated the backgrounds of the members of the Compensation Committee and determined that such members qualify as “independent,” as defined in the applicable Nasdaq listing rules and as defined in the committee’s charter.

Nominating, Executive and Corporate Governance Committee

Among other responsibilities, the Nominating, Executive and Corporate Governance Committee reviews and recommends the selection of directors and members of committees of the Board and reviews and establishes the governance practices of USBI. The Nominating, Executive and Corporate Governance Committee operates under a written charter, a copy of which is posted on the Bank’s website at http://www.firstusbank.com under the tabs “About Us” – “Investor Relations” – “USBI Policies.” The Nominating, Executive and Corporate Governance Committee is required on an annual basis to review and reassess the adequacy of its charter and recommend any changes to the full Board. Any revisions to the charter are to be made by the full Board. The Nominating, Executive and Corporate Governance Committee last reviewed and assessed the adequacy of its charter on March 9, 2016. The Nominating, Executive and Corporate Governance Committee met four times in 2015.

The members of the Nominating, Executive and Corporate Governance Committee are Andrew C. Bearden, Jr., Chairperson, Gerald P. Corgill, John C. Gordon, J. Lee McPhearson, A. J. Strickland, III and Bruce N. Wilson. The Board has carefully evaluated the backgrounds of the members of the Nominating, Executive and Corporate Governance Committee and determined that such members qualify as “independent,” as defined in the applicable Nasdaq listing rules and as defined in the committee’s charter.

Consideration of Director-Nominees

Criteria and Diversity

Criteria that are used by the Nominating, Executive and Corporate Governance Committee in connection with evaluating and selecting new directors include factors relating to whether the candidate would meet the definition of “independent,” as defined by the applicable Nasdaq listing rules, as well as the candidate’s skills, occupation and experience in the context of the needs of the Board. The Board believes that the backgrounds and qualifications of the directors, considered as a group, should provide a significant composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities.

The Nominating, Executive and Corporate Governance Committee continually reviews the qualifications and responsibilities of all directors in consideration of the Board’s overall responsibility to shareholders. Although neither the Board nor the Nominating, Executive and Corporate Governance Committee has a formal policy with regard to the consideration of diversity in identifying director-nominees, the director nomination process is designed to ensure that the Board considers members with diverse backgrounds, including race, ethnicity, gender, education, skills and experience, with a focus on appropriate financial and other expertise relevant to USBI’s business, and also considers issues of judgment, conflicts of interest, integrity, ethics and commitment to the goal of maximizing shareholder value. The goal of this process is to assemble a group of directors with deep, varied experience, sound judgment and commitment to the success of USBI. For a discussion of the individual experience and qualifications of our directors, please refer to “Proposal 1 – Election of Directors” in this Proxy Statement.

Process for Identifying and Evaluating Director-Nominees

The process followed by the Nominating, Executive and Corporate Governance Committee to identify and evaluate candidates includes requests to Board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates, and interviews of selected candidates by members of the Nominating, Executive and Corporate Governance Committee and the Board. Assuming that the appropriate biographical and background material discussed below is provided on behalf of candidates recommended by shareholders, the Nominating, Executive and Corporate Governance Committee will evaluate those candidates by applying substantially the same criteria and following substantially the same process as that used for candidates submitted by Board members.

Director-Nominees Proposed by Shareholders

The Nominating, Executive and Corporate Governance Committee will consider candidates recommended by shareholders for inclusion by the Board of Directors in the slate of nominees that the Board recommends to the shareholders for election. In considering whether to recommend any candidate for inclusion in the Board’s slate of recommended director-nominees, including candidates recommended by shareholders, the Nominating, Executive and Corporate Governance Committee applies the selection criteria and follows the process described above.

Shareholders may recommend individuals for the Nominating, Executive and Corporate Governance Committee to consider as potential director candidates by submitting the following information to the Nominating, Executive and Corporate Governance Committee, c/o Corporate Secretary of United Security Bancshares, Inc., 131 West Front Street, P.O. Box 249, Thomasville, Alabama 36784:

•	The name of the recommended person;

•

All information relating to the recommended person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended;

•	The written consent of the recommended person to being named in the proxy statement as a nominee and to serve as a director if elected;

•

As to the shareholder making the recommendation, the name and address of such shareholder as the name and address appear on USBI’s books; provided, however, that, if the shareholder is not a registered holder of USBI’s common stock, the shareholder should submit his or her name and address along with a current written statement from the registered holder; and

•	A statement disclosing whether such shareholder is acting with or on behalf of any other person and, if applicable, the identity of such person.

Any such recommendation must be received at the address above not less than 120 calendar days before the first anniversary of the date on which USBI’s proxy statement was released to shareholders in connection with the previous year’s annual meeting (which date for the ensuing year is November 23, 2016).

Shareholder Communications with the Board of Directors

The Board of Directors will give appropriate attention to written communications that are submitted by shareholders and will respond as the Board deems appropriate. Absent unusual circumstances or as contemplated by committee charters, the Chairperson of the Nominating, Executive and Corporate Governance Committee primarily will be responsible for monitoring communications from shareholders and providing copies or summaries of such communications to the other directors as he or she deems appropriate. Communications will be forwarded to all directors if such communications relate to substantive matters and include suggestions or comments that the Chairperson of the Nominating, Executive and Corporate Governance Committee considers important.

Shareholders and other interested parties who wish to send communications on any topic to the Board should address such communications to:

Chairperson of the Nominating, Executive and Corporate Governance Committee

c/o Corporate Secretary of United Security Bancshares, Inc.

131 West Front Street

P.O. Box 249

Thomasville, Alabama 36784

All written communications to USBI’s Board of Directors will be relayed to the Nominating, Executive and Corporate Governance Committee without being screened by management.

TRANSACTIONS WITH RELATED PERSONS

USBI recognizes that transactions between USBI or its subsidiaries and any of its directors or executive officers may present potential or actual conflicts of interest that are not in the best interests of USBI and its shareholders. Therefore, as a general matter and in accordance with USBI’s Code of Business Conduct and Ethics, USBI prefers to avoid such transactions. Nevertheless, there are situations where such transactions may be in, or may not be inconsistent with, the best interests of USBI and its shareholders. Therefore, USBI has adopted a written policy and procedures that require the Audit Committee to review and, if appropriate, to approve or ratify any such transactions.

Policy and Procedures Regarding Related Person Transactions

The Audit Committee’s Policy and Procedures With Respect to Related Person Transactions sets forth the process for reviewing, approving and ratifying transactions involving USBI and its subsidiaries and “related persons.” “Related persons” include directors and executive officers and their immediate family members and shareholders owning 5% or more of USBI’s outstanding common stock. It is USBI’s policy to approve and ratify transactions involving related persons only when the Board of Directors, acting through the Audit Committee, determines that the transaction in question is in, or is not inconsistent with, the best interests of USBI and its shareholders.

The procedures provide that, prior to entering into a related person transaction, management or the affected director or executive officer must bring the matter to the attention of a designated individual who will assess whether the matter should be considered by the Audit Committee. If a member of the Audit Committee is involved in the proposed transaction, he or she will be recused from all discussions and decisions about the transaction. To the extent that a related person transaction is not identified in advance, the terms of the transaction will be reviewed and evaluated by the Audit Committee. Only transactions that are in, or that are not inconsistent with, the best interests of USBI and its shareholders are approved or ratified by the Audit Committee.

Certain Transactions with Related Persons

Certain directors and executive officers of USBI and their family members are customers of, and have had transactions with, the Bank in the ordinary course of business, and additional transactions likely will take place in the ordinary course of business. All outstanding loans and commitments to date have been made in the ordinary course of business and on substantially the same terms, including with respect to interest rates and collateral, as for comparable transactions with unrelated persons, and have not involved more than the normal risk of collectability or presented other unfavorable features.

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Philosophy

We believe that the compensation of our executive officers should link rewards to business results and shareholders’ returns. Specifically, the compensation program should attract, retain and motivate the executive officers necessary for our current and long-term success and should tie executive compensation with the performance of USBI.

Oversight of the Compensation Program

Our Compensation Committee oversees our compensation program and approves the compensation paid to all executive officers, including the Chief Executive Officer and the two other most highly compensated executive officers during 2015 – Mr. House, Mr. Mitchell and Mr. Cashio (collectively, the “Named Executive Officers”).

Our Compensation Committee’s responsibilities include reviewing and approving the amount, form and terms of compensation to be paid to the Named Executive Officers and assessing and making recommendations to the Board regarding executive compensation and benefit plans and programs. The Chief Executive Officer assists the Compensation Committee with determining the amount of compensation to be paid to the other executive officers but does not play a role in the final determination or approval of his own compensation. Our Human Resources Department also assists the Compensation Committee with compensation decisions by providing support and data for the committee.

Compensation Consultant

The charter of the Compensation Committee grants the committee the authority to hire outside consultants to further its objectives and assist with its responsibilities. During 2015, Matthews, Young & Associates, Inc. (“Matthews, Young”), which has been engaged by the Compensation Committee in prior years to consult on various compensation matters, assisted the Compensation Committee by continuing to review, assess and provide recommendations with respect to certain aspects of USBI’s compensation program for executive officers. In this role, Matthews, Young rendered services specifically requested by the Compensation Committee, which included providing a comparative analysis of compensation paid to the Company’s directors and executive officers for the 2015 fiscal year compared to other institutions in the Company’s peer group.

USBI does not have a policy that limits the services that an executive compensation consultant can perform. However, USBI has not engaged Matthews, Young for any projects other than those directed by the Compensation Committee, as described above. Matthews, Young has not performed any other services for USBI.

Elements of Executive Compensation

Compensation is based on an individual’s job level, responsibilities and experience and Company performance. We want to attract and retain, on a long-term basis, high caliber personnel and, to that end, provide a total compensation opportunity that is competitive in the banking industry, taking into account relative company size and performance as well as individual responsibilities and achievements.

Base Salaries

Each Named Executive Officer’s base salary is determined principally by the responsibilities required by the officer’s position, his experience and contributions to our business and length of service in his position at USBI, as well as individual competence and comparison to peer institutions. Base salaries are reviewed and approved by the Compensation Committee annually to determine whether the base salary levels are appropriate.

At its meeting in November 2015, the Compensation Committee established the base salaries for the Named Executive Officers for 2016 and determined that the following base salaries were appropriate: for Mr. House, $328,800; for Mr. Mitchell, $199,500; and for Mr. Cashio, $181,100. These salaries represent an increase of 4.8%, 3.4% and 2.9%, respectively, over the salaries paid to the Named Executive Officers in 2015.

Equity Awards and Incentive Compensation

Our Named Executive Officers are eligible to participate in the United Security Bancshares, Inc. 2013 Incentive Plan (the “Omnibus Incentive Plan”), which was adopted by our Board of Directors on March 22, 2013 and approved by our shareholders on May 16, 2013. The Omnibus Incentive Plan provides for the grant of incentive and nonqualified stock options, stock appreciation rights, awards of restricted stock and restricted stock units and performance compensation awards, including performance-based cash bonuses, to employees, non-employee directors and certain consultants of USBI and its affiliates, including the Bank.

Restricted Stock Units. Restricted stock units (“RSUs”) represent a grant valued in terms of USBI’s common stock on the grant date, but for which common stock is not actually issued at the time of the grant. In general, RSUs are granted pursuant to an award agreement whereby the recipient may receive a predetermined number of RSUs upon the satisfaction of specific performance criteria. The earned amount, in turn, could be settled either in cash or shares of USBI’s common stock. We did not issue any RSUs in 2015.

Stock Options. Nonqualified stock options are inherently performance-based and align the interests of the executive officers with those of the shareholders because the exercise price is granted at the fair market value of our common stock on the grant date, and the option has value only if the price of our common stock appreciates over time.

On February 23, 2015, we awarded nonqualified options to purchase shares of our common stock to our directors and executive officers, including the Named Executive Officers, and several other employees of the Bank. These options had an exercise price of $8.23 per share and vested one year after the date of grant, or February 23, 2016. In connection with this award, Mr. House received a grant of 10,500 options, Mr. Mitchell received a grant of 6,500 options and Mr. Cashio received a grant of 5,900 options.

On February 24, 2016, we made an award of nonqualified stock options under the Omnibus Incentive Plan to our directors, executive officers and certain of the Bank’s employees. These options carry an exercise price of $8.30. Options issued to directors in 2016 will vest on the first anniversary of the date of grant. Options issued to executive officers and other employees in 2016 will vest in equal increments on the first three anniversaries of the date of grant. In connection with this award, Mr. House received a grant of 11,000 options, Mr. Mitchell received a grant of 6,800 options and Mr. Cashio received a grant of 6,200 options.

2015 Cash Incentive Program

During 2015, each of the Named Executive Officers participated in a cash incentive program for certain executive officers and key employees of the Company and its subsidiaries designed to incentivize the achievement of specified short-term performance criteria. Under the cash incentive program, each Named Executive Officer had the opportunity to earn a one-time cash payment equal to a predetermined percentage of his 2015 base salary, with the earned amount based on the level of performance with respect to certain corporate objectives applicable to USBI (for Mr. House), the Bank (for Mr. Cashio), or a combination of USBI and ALC (for Mr. Mitchell). For Mr. House, the cash incentive payment was based on USBI’s pre-tax income, return on average assets and decrease in non-performing assets. For Mr. Cashio, the cash incentive payment was based on the same metrics as for Mr. House, but at the Bank level only. Mr. Mitchell’s cash incentive was based on USBI’s pre-tax income and return on average assets, as well as ALC’s pre-tax income and total loans (net of unearned amounts) outstanding at year end. Each Named Executive Officer’s cash incentive payment was potentially subject to a downward adjustment as a result of certain classified asset ratios, regulatory ratings and percentages of loans past due; however, none of these negative criteria were triggered during 2015. In connection with the 2015 cash incentive program, Mr. House earned $31,775, Mr. Mitchell earned $25,126 and Mr. Cashio earned $23,760.

Termination and Change in Control Benefits

We believe that it is important to protect the financial interests of our senior management in the event of a change in control. Further, we believe that the interests of USBI’s shareholders are best served if the interests of our senior management are aligned with the shareholders’ interests. Providing change in control benefits should eliminate, or at least reduce, the reluctance of senior management to pursue potential change in control transactions that may be in the best interests of our shareholders.

Mr. House, our President and Chief Executive Officer, is the only Named Executive Officer with an employment agreement. On December 19, 2013, USBI, the Bank and Mr. House entered into an Amended and Restated Executive Employment Agreement that replaced the original employment agreement entered into by USBI, the Bank and Mr. House on November 7, 2011, when Mr. House first began serving as the President and Chief Executive Officer of USBI and the Bank. In addition to setting forth various terms with respect to Mr. House’s base salary, the equity compensation, perquisites and other benefits to which Mr. House is entitled, and certain restrictive covenants, the employment agreement contains certain termination and change in control provisions, the details of which are further discussed under the caption, “Employment Agreement with Mr. House.”

Additionally, we have entered into a Change in Control Agreement with each of Mr. Mitchell and Mr. Cashio, pursuant to which certain payments are required in connection with a change in control. For more information, see “Potential Payments Upon Termination or Change in Control” contained herein.

Perquisites and Other Benefits

We provide our Named Executive Officers with limited perquisites and other personal benefits that we believe are reasonable and consistent with our overall compensation program to better enable us to attract and retain qualified senior management. It is our belief that perquisites for executive officers should be limited in scope and value and also should be reflective of similar perquisites provided to executive officers at other banks of comparable size.

Perquisites provided include, in some cases, payment of cell phone fees, subscription radio fees and club dues, as well as a company-provided automobile and reimbursement of reasonable expenses in operating such automobile. Additionally, the company pays the annual premiums for a term life insurance policy with a $250,000 death benefit for Mr. House and currently provides Mr. House with temporary housing in Thomasville, Alabama. Otherwise, the Named Executive Officers participate in our employee benefit plans and programs on the same terms and conditions as other employees. The benefits available generally include medical and dental insurance, disability insurance and life insurance. In addition, we sponsor a 401(k) plan in which all eligible employees, including the Named Executive Officers, may participate.

Consideration of Prior Shareholder Advisory Vote on Executive Compensation

We provide our shareholders with the opportunity annually to vote to approve, on an advisory basis, the compensation of our Named Executive Officers (often referred to as a “say-on-pay” vote). Although the “say-on-pay” vote is advisory and non-binding, the Compensation Committee considers the outcome of the vote as part of its executive compensation planning process. At the 2015 Annual Meeting of Shareholders held on April 24, 2015, approximately 82% of the shares represented at the meeting in person or by proxy and entitled to vote on the “say-on-pay” proposal were voted in favor of the compensation of USBI’s Named Executive Officers as disclosed in the proxy statement for that meeting. USBI’s Compensation Committee considered this high level of shareholder support when determining the compensation for 2016 but did not take any actions in 2015 or to date in 2016 specifically in response to the shareholder advisory vote on executive compensation. The Compensation Committee concluded that USBI’s compensation program should continue to emphasize the objectives described herein.

COMPENSATION COMMITTEE REPORT

The Compensation Committee, comprised of independent directors, reviewed and discussed the Compensation Discussion and Analysis with USBI’s management. Based on the review and discussion, the Compensation Committee recommended to USBI’s Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

This report furnished by the Compensation Committee:

J. Lee McPhearson, Chairperson

Andrew C. Bearden, Jr.

Sheri S. Cook

Gerald P. Corgill

John C. Gordon

Donna D. Smith

A. J. Strickland, III

EXECUTIVE COMPENSATION

2015 Summary Compensation Table

The following table sets forth, for the years ended December 31, 2015 and 2014, a summary of the compensation paid to or earned by the Named Executive Officers. Note that, as a “smaller reporting company” and pursuant to the rules of the Securities and Exchange Commission, USBI is providing compensation information for 2015 and 2014 for Mr. House, as the President and Chief Executive Officer of USBI and the Bank, and Mr. Mitchell and Mr. Cashio, as the two most highly compensated executive officers of USBI other than Mr. House who were serving as executive officers at the end of 2015.

Name and Principal Position	Year	Salary		Stock Awards(1)		Option Awards(2)		Non-Equity Incentive Plan Compensation(3)	All Other Compensation(4)		Total
James F. House(5) President and Chief Executive Officer of USBI and the Bank	2015 2014	$ $	313,824 313,824	$	— 141,221	$ $	41,790 47,080	$31,775 —	$ $	36,759 35,662	$ $	424,148 537,787
William C. Mitchell President and Chief Executive Officer of Acceptance Loan Company, Inc.	2015 2014	$ $	193,000 193,000	$	— 67,550	$ $	25,870 32,100	$25,126 —	$ $	13,509 12,752	$ $	257,505 305,402
Anthony G. Cashio Executive Vice President, Credit Division, and Chief Credit Officer of the Bank	2015 2014	$ $	176,000 176,000		— 52,800	$ $	23,482 25,680	$23,760 —	$ $	11,419 11,269	$ $	234,661 265,749

(1)

For 2014, the amounts presented in this column represent the aggregate grant date fair value of restricted stock units awarded to our Named Executive Officers and settled in cash, pursuant to the terms of their respective award agreements. The grant date fair value is calculated in accordance with the Financial Accounting Standards Board’s Accounting Standards Codification Topic 718, Compensation – Stock Compensation (“ASC Topic 718”) and is based upon the probable outcome of the related performance criteria as of the grant date, rather than the amount actually paid to the recipients in settlement of the respective awards. The grant date fair value of the performance-based restricted stock units awarded to Messrs. House, Mitchell and Cashio was $141,221, $67,550 and $52,800, respectively, based on the “target” award amounts set forth in their respective award agreements; however, the amount actually paid in cash to Messrs. House, Mitchell and Cashio upon the settlement of these restricted stock units was $137,148, $50,883 and $61,091, respectively.

(2)

Option awards are reported as the grant date fair value of the options, computed in accordance with ASC Topic 718. These amounts represent the grant date fair value of options awarded to Messrs. House, Mitchell and Cashio in February 2015 and August 2014.

(3)	Represents cash paid under the 2015 cash incentive program.

(4)	The following table describes each component in the “All Other Compensation” column for 2015 and 2014.

Name	Year	401(k) Contributions		Life Insurance Premiums		Automobile		Housing Allowance		Cell Phone Fees		Other		Total
James F. House	2015 2014	$ $	10,526 9,208	$ $	4,593 4,593	$ $	1,559 1,283	$ $	18,466 18,820	$ $	1,170 1,170	$ $	445 588	$ $	36,759 35,662
William C. Mitchell	2015 2014	$ $	8,680 7,720		— —	$ $	3,631 3,834		— —	$ $	1,080 1,080	$ $	118 118	$ $	13,509 12,752
Anthony G. Cashio	2015 2014	$ $	9,530 9,255		— —	$ $	719 844		— —	$ $	1,170 1,170		— —	$ $	11,419 11,269

For Mr. House, “Other” compensation for 2015 includes $420 in club dues and $25 for a radio subscription service fee, and for 2014 includes $402 in club dues and $186 for a radio subscription service fee. For Mr. Mitchell, this amount represents a radio subscription service fee paid in 2015 and 2014.

(5)

Mr. House’s employment agreement sets forth the terms of his employment, including his minimum compensation. See the discussion under “Employment Agreement with Mr. House” for additional information about Mr. House’s current employment agreement.

Employment Agreement with Mr. House

On December 19, 2013, Mr. House entered into an Amended and Restated Executive Employment Agreement (the “2013 Employment Agreement”) with USBI and the Bank, which became effective on January 1, 2014 and replaced the employment agreement entered into by Mr. House with USBI and the Bank on November 7, 2011, when Mr. House first began serving as President and Chief Executive Officer of USBI and the Bank. A copy of the 2013 Employment Agreement was included as Exhibit 10.1 to USBI’s Current Report on Form 8-K, which was filed with the Securities and Exchange Commission on December 19, 2013.

The agreement’s initial term is three years, with an additional year added to the term on each anniversary of the effective date of the agreement, unless one of the parties provides notice of its intention not to extend the term in accordance with the provisions of the agreement. The agreement provides that Mr. House will be paid and eligible for the following compensation, among other employee benefits: an annual base salary of $313,384, subject to increase by the Board of Directors (which annual base salary was first increased by the Board of Directors at its November 2015 meeting); term life insurance coverage in the amount of $250,000; the use of a company-owned automobile and reimbursement of reasonable expenses in operating such automobile; temporary housing in Thomasville, Alabama; and reimbursement of ordinary and reasonable expenses incurred in the performance of his duties as Chief Executive Officer and President of USBI and the Bank. In addition, for each year of the term of the agreement, Mr. House will be eligible to receive an annual long-term incentive award under the Omnibus Incentive Plan of up to 5,000 shares of USBI’s common stock, options to purchase up to 10,000 shares of USBI’s common stock, or some combination of the foregoing. The agreement also contains non-compete and confidentiality restrictions. Specifically, Mr. House is prohibited from competing with USBI or the Bank for two (2) years following the termination of his employment and from disclosing confidential and proprietary information for a period of three (3) years after the termination of his employment.

Under the terms of the 2013 Employment Agreement, Mr. House is entitled to certain payments and benefits if his employment terminates due to his retirement, death or involuntary termination, or if his termination is related to a change in control of USBI or the Bank. In the event that Mr. House’s employment terminates due to his death or disability, or Mr. House terminates his employment for any reason other than “good reason,” he is entitled to any accrued and unpaid base salary earned through the date of termination and all vested amounts payable and vested benefits accrued under any otherwise applicable plan, policy, program or practice in which Mr. House was a participant. If Mr. House is involuntarily terminated without “cause” or Mr. House terminates his employment for “good reason,” he is entitled to (i) a lump sum cash payment within thirty (30) days following his termination in an amount equal to the greater of either one (1) times his base salary then in effect or the amount of the base salary that otherwise would have been payable to Mr. House for the remainder of the term and (ii) reimbursement for any premiums paid by Mr. House for COBRA health continuation coverage, subject to limitations in the agreement. In the event of a change in control, Mr. House is not entitled to any payment unless he is terminated or he terminates his employment within six (6) months following the change in control. If Mr. House is terminated without “cause” or if he terminates his employment for “good reason” during the six (6) months following a change in control, he is entitled to a lump sum cash payment within thirty (30) days following his termination an amount equal to two hundred ninety-nine percent (299%) of his “base amount,” as defined in Section 280G(b)(3)(A) of the Internal Revenue Code of 1986, as amended, subject to all applicable withholdings.

Internal Revenue Code Section 409A imposes significant taxes on an executive officer in the event that he receives deferred compensation that does not satisfy certain statutory and regulatory requirements in accordance with Internal Revenue Code Section 409A. However, it is the intent of USBI and the Bank that the amounts payable to Mr. House under the employment agreement comply with or are exempt from Section 409A.

Potential Payments Upon Termination or Change in Control

Mr. House’s 2013 Employment Agreement contains severance provisions pursuant to which Mr. House is entitled to certain payments or benefits in the event that his employment is terminated without “cause” or for “good reason.” See the discussion under “Employment Agreement with Mr. House” for additional information about these potential payments.

In addition, on May 20, 2014, USBI entered into Change in Control Agreements with certain of its executive officers (collectively, the “CIC Agreements”), including Mr. Mitchell and Mr. Cashio. Each of the CIC Agreements provides for an eighteen-month period following a “change in control” (as defined in the CIC Agreements) during which each of the executive officers will be, upon experiencing a “qualifying termination of employment” (as defined in the CIC Agreements), entitled to a one-time lump sum payment by the Company in an amount equal to two hundred percent (200%) of the executive officer’s annual base salary in effect as of the date of termination, in addition to any rights and welfare benefits provided to the executive officer under any plans and programs upon termination of employment. Each of the CIC Agreements also provides that, during the employment period and for a period of two years following termination of employment, each of the executive officers will be bound by covenants not to compete and not to solicit customers or employees; provided, however, that the non-competition provisions of the CIC Agreements will only apply in the event that the executive officer is entitled to the one-time lump sum payment described above. The CIC Agreement with Mr. Mitchell is filed as Exhibit 10.2 to USBI’s Current Report on Form 8-K, which was filed with the Securities and Exchange Commission on May 23, 2014. The CIC Agreement with Mr. Cashio is filed as Exhibit 10.4 to USBI’s Annual Report on 10-K for the year ended December 31, 2015, which was filed with the Securities and Exchange Commission on March 11, 2016.

DIRECTOR COMPENSATION

In establishing director compensation, USBI considers the significant amount of time that directors expend in fulfilling their duties to USBI and the skill level required by USBI of members of the Board, as well as the importance of attracting and retaining qualified candidates to serve on the Board.

Fees

Compensation for the non-employee directors of USBI is $600 per month for service as directors and $500 per board meeting attended. The Chairperson of the Board receives an additional $750 per month. Non-employee committee members receive $250 per committee meeting attended, and the Chairpersons of the Audit Committee, the Compensation Committee and the Nominating, Executive and Corporate Governance Committee each receive an additional $150 per committee meeting attended. Non-employee directors are also compensated for attending training meetings, or similar meetings, at the same level as for committee meetings and are reimbursed for reasonable travel expenses incurred in the performance of their duties.

All of the non-employee directors of USBI also serve as the directors of the Bank, and they receive $400 per month for this service to the Bank. The non-employee directors of the Bank’s subsidiary, Acceptance Loan Company, Inc. (“ALC”), each receive $250 per meeting attended, with the exception of the Chairperson, who receives an additional $150 per meeting attended. The non-employee members of the Board of Directors of ALC include Bruce N. Wilson (Chairperson), Andrew C. Bearden, Jr., Linda H. Breedlove, Robert Stephen Briggs, Gerald P. Corgill, William G. Harrison and Howard M. Whitted. The non-employee directors of the Bank’s subsidiary, FUSB Reinsurance, Inc., receive $250 per meeting attended. The non-employee members of the Board of Directors of FUSB Reinsurance, Inc. are William G. Harrison (Chairperson), Linda H. Breedlove, Robert Stephen Briggs, Jack W. Meigs, Aubrey S. Miller and Howard M. Whitted.

Director Retirement Agreements

In order to encourage the members of the Board of Directors to continue to serve as directors of USBI, we have entered into director retirement agreements all of the non-employee directors of USBI, with the exception of Mr. Briggs, Ms. Cook, Mr. Miller, Ms. Smith and Dr. Strickland. The director retirement agreements are nonqualified deferred compensation arrangements that are designed to motivate the directors to serve on the Board until their retirement. The same terms generally apply to all of the agreements.

The director retirement agreements promise each director a benefit that will be paid annually for ten years generally beginning on the later of the date on which the director reaches age 70 or the date on which the director terminates service as a director. The amount of the benefit was initially set at $12,000 in September 2002 and is increased by 3% each year until the director reaches age 70. The benefit is reduced if the director retires before age 70 or terminates service as a director due to a disability.

The director retirement agreements provide a change in control benefit. We believe that the interests of USBI’s shareholders will be best served if the interests of our directors are aligned with the shareholders’ interests. Therefore, the director retirement agreements provide that, if a director is terminated following a change in control of USBI or a change in control of the Bank, we will pay the director annually for ten years, beginning at age 70, an amount equal to the maximum benefit that he or she would have been entitled to receive had the director terminated service as a director at age 70.

On November 20, 2008, USBI and the Bank entered into amendments to the director retirement agreements for each director at the time, the purpose of which was to ensure that the terms of the director retirement agreements comply with Internal Revenue Code Section 409A. The director retirement agreements are subject to Internal Revenue Code Section 409A. Therefore, in order for the directors to avoid potential negative tax consequences, we amended the director retirement agreements to comply with the applicable Internal Revenue Code Section 409A requirements. The amendments to the director retirement agreements do not materially change the scope or amount of benefits to which the directors are entitled but may affect the time and form of payment of such benefits. The director retirement agreements entered into by directors joining the Boards of USBI and the Bank subsequent to the November 2008 amendments comply with Section  409A.

Deferral Plan

Non-employee directors may elect to defer payment of all or any portion of their fees earned as directors under the United Security Bancshares, Inc. Non-Employee Directors’ Deferred Compensation Plan (the “Deferral Plan”). The Deferral Plan, which was ratified by shareholders at the annual meeting held on May 11, 2004, permits non-employee directors to invest their directors’ fees and to receive the adjusted value of the deferred amounts in cash and/or shares of USBI’s common stock. If the deferred amounts are invested in share units, the return is determined as if such funds had been invested in USBI’s common stock, and, if the deferred amounts are invested in cash, the return is calculated at an interest rate equal to the 30-Day London Interbank Offered Rate (LIBOR) plus 75 basis points. Deferred amounts generally are distributed to a director at the termination of such individual’s service as a director of USBI, either in a lump sum payment or in annual installment payments. During 2015, ten of our fourteen non-employee directors deferred their directors’ fees under the Deferral Plan.

2015 Director Compensation Table

The following table provides information regarding compensation earned by or paid to USBI’s non-employee directors in 2015.

Name(1)	Fees Earned or Paid in Cash(2)	Option Awards(3)	Nonqualified Deferred Compensation(4)	All Other Compensation(5)	Total
Andrew C. Bearden, Jr.	$35,350	$8,358	$22,959	$423	$67,090
Linda H. Breedlove	$22,250	$5,970	$3,549	$173	$31,942
Robert Stephen Briggs	$22,000	$11,940	—	$1,534	$35,474
Sheri S. Cook	$19,750	$11,940	—	$566	$32,256
Gerald P. Corgill	$23,750	$5,970	$3,549	$282	$33,551
John C. Gordon	$26,000	$5,970	$4,399	$158	$36,527
William G. Harrison	$23,000	$5,970	$20,970	—	$49,940
J. Lee McPhearson	$27,950	$5,970	$7,318	$1,126	$42,364
Jack W. Meigs	$22,500	$5,970	$4,314	$1,011	$33,795
Aubrey S. Miller	$21,750	$11,940	—	$1,026	$34,716
Donna D. Smith	$25,500	$11,940	—	$578	$38,018
A. J. Strickland, III	$25,600	$11,940	—	$917	$38,457
Howard M. Whitted	$23,500	$5,970	$3,549	$2,701	$35,720
Bruce N. Wilson	$24,000	$5,970	$6,194	$158	$36,322

(1)

Although Mr. House serves on the Board of Directors in addition to his service as President and Chief Executive Officer of USBI and the Bank, he currently receives no additional fees for his service on the Board; therefore, no additional information with respect to Mr. House is presented in this table.

(2)	During 2015, all of our non-employee directors deferred their director fees pursuant to the Deferral Plan, except for Messrs. Harrison, Meigs and Miller and Ms. Smith.

(3)	The amounts presented in this column represent the fair value of the options granted to the directors on the date of grant in accordance with ASC Topic 718.

(4)	This column represents the change in the present value of a director’s accumulated benefit under his or her director retirement agreement.

(5)

This column reflects reimbursements for mileage and related expenses paid to certain non-employee directors. Non-employee directors who must travel outside their county of residence to attend any meeting are reimbursed for mileage. Non-employee directors attending a training meeting, or similar meeting, are compensated at the same level as for attendance at committee meetings.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee consists of J. Lee McPhearson (Chairperson), Andrew C. Bearden, Jr., Sheri S. Cook, Gerald P. Corgill, John C. Gordon, Donna D. Smith and A. J. Strickland, III. Pursuant to the Compensation Committee’s charter, Mr. House, Chief Executive Officer and President of USBI, is permitted to be present at meetings during which executive compensation other than for himself is under review and consideration. No member of the Compensation Committee during 2015 was an executive officer of another company with a board of directors that has a comparable committee on which one of our executive officers serves.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of March 9, 2016, no person was known to management to be the beneficial owner of more than 5% of USBI’s outstanding common stock. The following table sets forth the number and percentage of outstanding shares of USBI’s common stock beneficially owned as of March 9, 2016, by (i) the Named Executive Officers; (ii) each director and director-nominee of USBI; and (iii) all current executive officers and directors of USBI as a group.

NAME OF BENEFICIAL OWNER	AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP(1)	PERCENT OF CLASS
Andrew C. Bearden, Jr.(2)	15,522	*
Linda H. Breedlove(3)	12,108	*
Robert Stephen Briggs(4)	20,163	*
Anthony G. Cashio(5)	14,432	*
Sheri S. Cook(6)	3,903	*
Gerald P. Corgill(7)	157,871	2.6%
John C. Gordon(8)	168,776	2.8%
William G. Harrison(9)	60,196	1.0%
James F. House(10)	57,697	*
J. Lee McPhearson(11)	19,620	*
Jack W. Meigs(12)	7,336	*
Aubrey S. Miller(13)	3,400	*
William C. Mitchell(14)	21,689	*
Donna D. Smith(15)	5,400	*
A. J. Strickland, III(16)	12,481	*
Howard M. Whitted(17)	22,336	*
Bruce N. Wilson(18)	15,545	*
All current directors and executive officers as a group (19 persons)	664,777	11.0%

*	Represents less than 1% of the outstanding shares.

(1)

Unless otherwise indicated, the named person has sole voting and sole investment power for the shares indicated. “Percent of class” is based on (i) 6,043,292 shares of USBI’s common stock outstanding as of March 9, 2016, (ii) 59,556 shares of common stock equivalents held in the Deferral Plan that may be acquired by certain directors within 60 days of March 9, 2016, and (iii) 109,550 shares of common stock that may be acquired by certain directors and executive officers within 60 days of March 9, 2016 pursuant to the exercise of vested stock options. For each individual included in the table above, “Percent of Class” is calculated by dividing the number of shares beneficially owned by such person by the sum of (i) 6,043,292 shares of common stock outstanding as of March 9, 2016 and (ii) the number of additional shares of common stock that such person has the right to acquire within 60 days of March 9, 2016, if any. For “All current directors and executive officers as a group,” “Percent of Class” is calculated by dividing the total number of shares beneficially owned by all 19 persons by the sum of (i) the total number of shares outstanding as of March 9, 2016 and (ii) the total number of shares that the members of the group have the right to acquire within 60 days of March 9, 2016. The percentages in this table have been rounded to the nearest hundredth. USBI currently has 10,000,000 shares of common stock, par value $0.01 per share, authorized for issuance.

(2)

Includes 528 shares owned by Mr. Bearden’s spouse, with respect to which Mr. Bearden disclaims beneficial ownership. Also includes 2,394 shares of common stock equivalents held pursuant to the Deferral Plan, with respect to which Mr. Bearden may acquire beneficial ownership within 60 days of March 9, 2016, and 4,200 shares of common stock underlying options that are exercisable within 60 days of March 9, 2016.

(3)

Includes 2,110 shares of common stock equivalents held pursuant to the Deferral Plan, with respect to which Ms. Breedlove may acquire beneficial ownership within 60 days of March 9, 2016, and 3,000 shares of common stock underlying options that are exercisable within 60 days of March 9, 2016.

(4)	Includes 3,000 shares of common stock underlying options that are exercisable within 60 days of March 9, 2016.

(5)	Includes 1,032 shares held in the 401(k) Plan and 11,900 shares of common stock underlying options that are exercisable within 60 days of March 9, 2016.

(6)	Includes 3,000 shares of common stock underlying options that are exercisable within 60 days of March 9, 2016.

(7)

Includes 103,612 shares owned by Mr. Corgill’s spouse, with respect to which Mr. Corgill disclaims beneficial ownership. Also includes 4,124 shares owned by Dozier Hardware Company, Inc., of which Mr. Corgill is President, 7,135 shares of common stock equivalents held pursuant to the Deferral Plan, with respect to which Mr. Corgill may acquire beneficial ownership within 60 days of March 9, 2016, and 3,000 shares of common stock underlying options that are exercisable within 60 days of March 9, 2016. In January 2015, Mr. Corgill pledged 79,002 shares of the Company’s common stock as collateral in connection with a modification of a loan relationship between the Bank and a business entity owned by Mr. Corgill, which shares were still pledged as of March 9, 2016. These shares are included in the amount presented for Mr. Corgill in the table set forth above.

(8)

Includes 10,560 shares held jointly with Mr. Gordon’s spouse. Also includes 10,163 shares of common stock equivalents held pursuant to the Deferral Plan, with respect to which Mr. Gordon may acquire beneficial ownership within 60 days of March 9, 2016, and 3,000 shares of common stock underlying options that are exercisable within 60 days of March 9, 2016.

(9)

Includes 264 shares held jointly with Mr. Harrison’s spouse, 1,110 shares of common stock equivalents held pursuant to the Deferral Plan, with respect to which Mr. Harrison may acquire beneficial ownership within 60 days of March 9, 2016, and 3,000 shares of common stock underlying options that are exercisable within 60 days of March 9, 2016.

(10)	Includes 16,197 shares held in the 401(k) Plan and 21,500 shares of common stock underlying options that are exercisable within 60 days of March 9, 2016.

(11)

Includes 7,135 shares of common stock equivalents held pursuant to the Deferral Plan, with respect to which Mr. McPhearson may acquire beneficial ownership within 60 days of March 9, 2016, and 3,000 shares of common stock underlying options that are exercisable within 60 days of March 9, 2016.

(12)

Includes 2,613 shares held jointly with Mr. Meigs’ spouse, 325 shares owned by each of Mr. Meigs’ two sons, with respect to which Mr. Meigs serves as custodian under the Uniform Gifts to Minors Act of Alabama, 1,073 shares of common stock equivalents held pursuant to the Deferral Plan, with respect to which Mr. Meigs may acquire beneficial ownership within 60 days of March 9, 2016, and 3,000 shares of common stock underlying options that are exercisable within 60 days of March 9, 2016.

(13)	Includes 3,000 shares of common stock underlying options that are exercisable within 60 days of March 9, 2016.

(14)	Includes 7,689 shares held in the 401(k) Plan and 14,000 shares of common stock underlying options that are exercisable within 60 days of March 9, 2016.

(15)	Includes 3,000 shares of common stock underlying options that are exercisable within 60 days of March 9, 2016.

(16)

Includes 5,981 shares of common stock equivalents held pursuant to the Deferral Plan, with respect to which Dr. Strickland may acquire beneficial ownership within 60 days of March 9, 2016, and 6,000 shares of common stock underlying options that are exercisable within 60 days of March 9, 2016.

(17)

Includes 17,736 shares of common stock equivalents held pursuant to the Deferral Plan, with respect to which Mr. Whitted may acquire beneficial ownership within 60 days of March 9, 2016, and 3,000 shares of common stock underlying options that are exercisable within 60 days of March 9, 2016.

(18)

Includes 544 shares held jointly with Mr. Wilson’s spouse, 2,053 shares of common stock equivalents held pursuant to the Deferral Plan, with respect to which Mr. Wilson may acquire beneficial ownership within 60 days of March 9, 2016, and 3,000 shares of common stock underlying options that are exercisable within 60 days of March 9, 2016.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the directors and executive officers of USBI and persons who own more than 10% of a registered class of USBI’s equity securities to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock of USBI. Directors, executive officers and greater than 10% shareholders are required by Securities and Exchange Commission regulations to furnish to USBI copies of all Section 16(a) reports that they file.

To our knowledge, based solely on a review of the copies of such reports furnished to USBI and written representations that no other reports were required, during the fiscal year ended December 31, 2015, all Section 16(a) reports applicable to USBI’s directors, executive officers and greater than 10% beneficial owners were timely filed.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors is composed of eight directors who are independent directors as defined under the applicable Nasdaq listing rules and the Securities and Exchange Commission rules currently in effect.

The Audit Committee hereby submits the following report:

•	We have reviewed and discussed with management USBI’s audited consolidated financial statements as of and for the year ended December 31, 2015.

•

We have discussed with the independent auditors, Carr, Riggs & Ingram, LLC, the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

•

We have received the written disclosures and the letter from the independent auditors, Carr, Riggs & Ingram, LLC, required by applicable requirements of the Public Company Accounting Oversight Board regarding Carr, Riggs & Ingram, LLC’s communications with the Audit Committee concerning independence and have discussed with Carr, Riggs & Ingram, LLC its independence. We concluded that the provision of non-financial audit services was compatible with Carr, Riggs & Ingram, LLC’s independence in performing financial audit services.

Based on the review and discussions referred to above, we recommended to the Board of Directors that the audited consolidated financial statements be included in USBI’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015.

It should be noted that management is responsible for USBI’s financial reporting process, including its system of internal controls, and the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States of America. USBI’s independent registered public accounting firm is responsible for auditing those consolidated financial statements. Our responsibility is to monitor and review this process. It is not our duty or our responsibility to conduct auditing or accounting reviews or procedures.

This report furnished by the Audit Committee:

A. J. Strickland, III, Chairperson

Andrew C. Bearden, Jr.

Robert S. Briggs

Gerald P. Corgill

William G. Harrison

J. Lee McPhearson

Jack W. Meigs

Donna D. Smith

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

At the direction of the Audit Committee, the ratification of the appointment of Carr, Riggs & Ingram, LLC (“Carr, Riggs”) as USBI’s independent registered public accountants for the year ending December 31, 2016 is being presented to the shareholders for approval at the Annual Meeting. Although ratification is not required by our Bylaws or otherwise, the Board is submitting the selection of Carr, Riggs to our shareholders for ratification as a matter of good corporate governance. If the selection is not ratified, the Audit Committee will consider whether it is appropriate to select another independent registered public accounting firm. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of USBI and our shareholders.

General

The Audit Committee has approved the engagement of Carr, Riggs as USBI’s independent registered public accountants for the year ending December 31, 2016. Carr, Riggs has served as USBI’s principal accountants since August 13, 2008.

A representative from Carr, Riggs is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so and is expected to be available to respond to appropriate questions.

Pre-Approval Policies and Procedures

The Audit Committee of the Board of Directors has adopted policies and procedures for the pre-approval of audit and permissible non-audit services performed by the independent registered public accountants. Pursuant to these policies and procedures, the Audit Committee generally is required to pre-approve the audit and permissible non-audit services performed by the independent registered public accountants in order to assure that the provision of such services does not impair the auditor’s independence. Unless a type of service to be provided by the independent registered public accountants has received general pre-approval, the service will require specific pre-approval by the Audit Committee. Any proposed services exceeding pre-approved cost levels will require specific pre-approval by the Audit Committee. On an annual basis, the Audit Committee may pre-approve specific services that are expected to be provided to USBI by the independent registered public accountants during the following twelve months.

Audit and Other Service Fees

The following table sets forth the aggregate fees billed to USBI for the audit and other services provided by Carr, Riggs for 2015 and 2014.

	2015	2014
Audit Fees	$230,000	$230,000
Audit-Related Fees	$24,905	$23,409
Tax Fees	—	$20,000
All Other Fees	—	—

Audit Fees

Audit fees were for professional services rendered relating to the audit of USBI’s annual consolidated financial statements and the review of financial statements included in USBI’s Forms 10-Q.

Audit-Related Fees

Audit-related fees were for professional services rendered that are reasonably related to the performance of the audit or review of USBI’s consolidated financial statements and are not reported under “Audit Fees.” These fees represent the aggregate fees billed for services relating to employee benefit plan audits. All of these services were pre-approved by the Audit Committee.

Tax Fees

Tax fees represent the fees billed for services relating to tax compliance, tax advice and tax planning. All of these services were pre-approved by the Audit Committee.

All Other Fees

There were no other fees paid to Carr, Riggs for 2015 or 2014.

Vote Required; Board Recommendation

The affirmative vote of a majority of the shares represented at the Annual Meeting in person or by proxy and entitled to vote on this matter is needed to ratify the appointment of Carr, Riggs as USBI’s independent registered public accountants for the year ending December 31, 2016. Unless instructed to the contrary, the shares represented by proxy will be voted FOR this proposal.

THE BOARD RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF CARR, RIGGS AS USBI’S INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR THE YEAR ENDING DECEMBER 31, 2016.

PROPOSAL 3

ADVISORY APPROVAL OF EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act, enacted in July 2010, requires that companies provide shareholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of their named executive officers in accordance with the compensation disclosure rules of the Securities and Exchange Commission. We intend to hold such an advisory vote on the compensation of our Named Executive Officers, commonly known as a “say-on-pay” vote, each year in connection with our annual meeting of shareholders until the next vote on the frequency of the “say-on-pay” vote or until our Board of Directors otherwise determines that a different frequency for this advisory vote is in the best interests of our shareholders. The next advisory vote on the frequency of “say-on-pay” votes will occur no later than 2017.

As described in detail under the heading “Compensation Discussion and Analysis,” we believe that the compensation of our executive officers should link rewards to business results and shareholders’ returns. We believe that our compensation program should attract, retain and motivate the executive officers necessary for our current and long-term success and should provide the executive officers with a stake in the future of USBI that corresponds to the stake of each of our shareholders.

The vote on this resolution is not intended to address any specific element of compensation; rather, the vote relates to the compensation of our Named Executive Officers, as described in this Proxy Statement in accordance with the compensation disclosure rules of the Securities and Exchange Commission. The vote is advisory, which means that the vote is not binding on USBI, our Board of Directors or the Compensation Committee of the Board of Directors. To the extent that there is any significant vote against our Named Executive Officer compensation as disclosed in this Proxy Statement, the Compensation Committee will evaluate whether any actions are necessary to address the concerns of shareholders.

The affirmative vote of a majority of the shares represented at the Annual Meeting in person or by proxy and entitled to vote on this matter is required for the adoption of this Proposal, the results of which will be non-binding and advisory in nature.

Accordingly, pursuant to Section 14A of the Securities Exchange Act of 1934, as amended, we ask our shareholders to vote on the following resolution at the Annual Meeting:

“RESOLVED, that USBI’s shareholders approve, on an advisory basis, the compensation of the Named Executive Officers, as disclosed in USBI’s Proxy Statement for the 2016 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2015 Summary Compensation Table and the other related tables and disclosure.”

THE BOARD RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT.

SHAREHOLDER PROPOSALS FOR 2017 ANNUAL MEETING

If any shareholder wishes to present a proposal to be included in the proxy materials for USBI’s 2017 Annual Meeting of Shareholders, the shareholder must comply with applicable securities regulations, including providing adequate notice to USBI. Such proposals must be received at USBI’s executive offices on or before November 23, 2016 in order to be considered for inclusion in USBI’s proxy materials relating to such meeting.

A shareholder must notify USBI before February 6, 2017 of a proposal for the 2017 Annual Meeting of Shareholders that the shareholder intends to present other than by inclusion in USBI’s proxy materials. If USBI does not receive such notice prior to February 6, 2017, then proxies solicited by the Board of Directors of USBI will be deemed to have conferred discretionary authority to vote upon any such matter.

Any proposal must be submitted in writing, by certified mail-return receipt requested, to the following address:

Beverly J. Dozier, Secretary

United Security Bancshares, Inc.

131 West Front Street

Post Office Box 249

Thomasville, Alabama 36784

OTHER MATTERS

We do not know of any matters to be presented for action at the Annual Meeting other than those set forth in the notice of the Annual Meeting and discussed in this Proxy Statement.

USBI will furnish to shareholders without charge, upon written request, a copy of USBI’s Annual Report on Form 10-K, including the accompanying financial statements and schedules, required to be filed with the Securities and Exchange Commission for the year ended December 31, 2015. Copies of the exhibits to the Form 10-K also will be available upon request. Requests should be made to:

Beverly J. Dozier, Secretary

United Security Bancshares, Inc.

131 West Front Street

Post Office Box 249

Thomasville, Alabama 36784

Please complete, sign and date the enclosed proxy card and send it promptly by mail in the envelope provided for this purpose, or vote your shares via the Internet or by telephone using the instructions provided in this Proxy Statement and on your proxy card. The proxy may be revoked by voting in person at the Annual Meeting, by signing and delivering a later-dated proxy card, by giving written notice of revocation to the Secretary of USBI or by a later vote via the Internet or by telephone at any time prior to the voting thereof.

IMPORTANT ANNUAL MEETING INFORMATION

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

▼  PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.   ▼

A	Proposals — The Board of Directors recommends a vote FOR all of the nominees listed and FOR Proposals 2 and 3.

1.	Election of Directors: The election of all of the nominees listed below to serve as directors until the 2017 Annual Meeting of Shareholders and until their successors are elected and qualified.	+

	For	Withhold		For	Withhold		For	Withhold

01 - Andrew C. Bearden, Jr.	☐	☐	02 - Linda H. Breedlove	☐	☐	03 - Robert Stephen Briggs	☐	☐

04 - Sheri S. Cook	☐	☐	05 - Gerald P. Corgill	☐	☐	06 - John C. Gordon	☐	☐

07 - William G. Harrison	☐	☐	08 - James F. House	☐	☐	09 - J. Lee McPhearson	☐	☐

10 - Jack W. Meigs	☐	☐	11 - Aubrey S. Miller	☐	☐	12 - Donna D. Smith	☐	☐

13 - A. J. Strickland, III	☐	☐	14 - Howard M. Whitted	☐	☐	15 - Bruce N. Wilson	☐	☐

		For	Against	Abstain			For	Against	Abstain
2.	The ratification of the appointment of Carr, Riggs & Ingram, LLC as independent registered public accountants for the year ending December 31, 2016.	☐	☐	☐	3.	The advisory approval of USBI’s executive compensation.	☐	☐	☐

B	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

When shares are held by joint tenants, both should sign. Executors, administrators, trustees, etc. should give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer. If the signer is a partnership, limited liability company or other entity, please sign full entity name by authorized person.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

¢	1 U P X	+
029M1C

UNITED SECURITY BANCSHARES, INC. — ANNUAL MEETING APRIL 27, 2016

YOUR VOTE IS IMPORTANT!

Annual Meeting materials are available online at:

www.edocumentview.com/USBI

PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS

(Continued, and to be marked, dated and signed, on the reverse side)

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

REVOCABLE PROXY — UNITED SECURITY BANCSHARES, INC.

ANNUAL MEETING OF SHAREHOLDERS — April 27, 2016

10:00 a.m. Central Time

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Andrew C. Bearden, Jr. and James F. House, and each of them, as proxies for the undersigned, or such other persons as the Board of Directors of United Security Bancshares, Inc. (“USBI”) may designate, with full power of substitution, to represent and act for and in the name and stead of the undersigned and to vote all of the shares of common stock of USBI that the undersigned is entitled to vote at the 2016 Annual Meeting of Shareholders of USBI to be held on April 27, 2016 and at any and all adjournments or postponements thereof.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH INSTRUCTIONS GIVEN BY THE SHAREHOLDER. IF NO INSTRUCTIONS ARE GIVEN, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1, 2 AND 3.

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

IMPORTANT ANNUAL MEETING INFORMATION

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 3:00 a.m., Central Time, on April 27, 2016.

Vote by Internet

•	Go to www.investorvote.com/USBI

•	Follow the steps outlined on the secure website

Vote by telephone

•	Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone

•	Follow the instructions provided by the recorded message

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

A	Proposals — The Board of Directors recommends a vote FOR all of the nominees listed and FOR Proposals 2 and 3.

1.	Election of Directors: The election of all of the nominees listed below to serve as directors until the 2017 Annual Meeting of Shareholders and until their successors are elected and qualified.	+

	For	Withhold		For	Withhold		For	Withhold

01 - Andrew C. Bearden, Jr.	☐	☐	02 - Linda H. Breedlove	☐	☐	03 - Robert Stephen Briggs	☐	☐

04 - Sheri S. Cook	☐	☐	05 - Gerald P. Corgill	☐	☐	06 - John C. Gordon	☐	☐

07 - William G. Harrison	☐	☐	08 - James F. House	☐	☐	09 - J. Lee McPhearson	☐	☐

10 - Jack W. Meigs	☐	☐	11 - Aubrey S. Miller	☐	☐	12 - Donna D. Smith	☐	☐

13 - A. J. Strickland, III	☐	☐	14 - Howard M. Whitted	☐	☐	15 - Bruce N. Wilson	☐	☐

		For	Against	Abstain			For	Against	Abstain
2.	The ratification of the appointment of Carr, Riggs & Ingram, LLC as independent registered public accountants for the year ending December 31, 2016.	☐	☐	☐	3.	The advisory approval of USBI’s executive compensation.	☐	☐	☐

B	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

When shares are held by joint tenants, both should sign. Executors, administrators, trustees, etc. should give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer. If the signer is a partnership, limited liability company or other entity, please sign full entity name by authorized person.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A, B AND C (IF APPLICABLE) OF THIS PROXY CARD.

¢	1 U P X	+
029LYD

UNITED SECURITY BANCSHARES, INC. — ANNUAL MEETING APRIL 27, 2016

YOUR VOTE IS IMPORTANT!

Annual Meeting materials are available online at:

www.edocumentview.com/USBI

You can vote by proxy in one of three ways:

    1. Via the Internet at www.investorvote.com/USBI and follow the instructions.

or

2. Call toll free 1-800-652-VOTE (8683) on a touch-tone telephone. There is NO CHARGE to you for this call.

or

    3. Mark, date and sign your proxy card, and return it promptly in the enclosed postage-paid envelope.

PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS

(Continued, and to be marked, dated and signed, on the reverse side)

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

+

REVOCABLE PROXY — UNITED SECURITY BANCSHARES, INC.

ANNUAL MEETING OF SHAREHOLDERS — April 27, 2016

10:00 a.m. Central Time

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Andrew C. Bearden, Jr. and James F. House, and each of them, as proxies for the undersigned, or such other persons as the Board of Directors of United Security Bancshares, Inc. (“USBI”) may designate, with full power of substitution, to represent and act for and in the name and stead of the undersigned and to vote all of the shares of common stock of USBI that the undersigned is entitled to vote at the 2016 Annual Meeting of Shareholders of USBI to be held on April 27, 2016 and at any and all adjournments or postponements thereof.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH INSTRUCTIONS GIVEN BY THE SHAREHOLDER. IF NO INSTRUCTIONS ARE GIVEN, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1, 2 AND 3.

PLEASE PROVIDE YOUR INSTRUCTIONS TO VOTE BY INTERNET OR TELEPHONE, OR COMPLETE, DATE, SIGN AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

C	Non-Voting Items

Change of Address — Please print new address below.	Comments — Please print your comments below.

¢	IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A, B AND C (IF APPLICABLE) OF THIS PROXY CARD.	+